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                                                                      EXHIBIT 48

                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                              FORT WORTH  DIVISION


UNION PACIFIC RESOURCES GROUP,  )
INC., ET AL.                    )
                                )         ACTION NO. 4:97-CV-509-Y
VS.                             )
                                )
PENNZOIL COMPANY                )

                 ORDER PARTIALLY GRANTING MOTIONS FOR EXPEDITED
               CONSIDERATION, SETTING HEARING ON APPLICATION FOR
                         PRELIMINARY INJUNCTION, AND
             ALLOCATING HOURS FOR PRELIMINARY INJUNCTION HEARING
            (With Special Instructions to the Clerk of the Court)

         Pending before the Court is Defendant's Motion for Expedited Consideration of Application for Preliminary Injunction, which was filed in this cause on August 11. That same day, Defendant filed its Motion for Expedited Consideration of Motion to Vacate Confidentiality Designation. Plaintiffs filed separate responses to both motions on August 12, and Defendant filed a joint reply to both responses on August 13. After consideration of the foregoing documents the Court finds that the motions should be partially granted.

         It is, therefore, ORDERED that Defendant's August 11 Motion for Expedited Consideration of Application for Preliminary Injunction [document number 114-1] is hereby PARTIALLY GRANTED, in that Plaintiffs' response to Defendant's Application for Preliminary Injunction shall be filed with the clerk, and served on Defendant's counsel in such a manner that it is received, no later than 4:30 p.m. on Wednesday, August 27, 1997. Defendant's reply to Plaintiffs' response shall be filed with the clerk, and served on Plaintiffs' counsel in such a manner that it is received, no later than 12:00 noon on Thursday, September 4, 1997.
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         It is further ORDERED that Defendant's August 11 Motion for Expedited
Consideration of Motion to Vacate Confidentiality Designation [document number 112-1] is hereby PARTIALLY GRANTED, in that Plaintiffs' response to Defendant's Motion to Vacate Confidentiality Designation shall be filed with the clerk, and served on Defendant's counsel in such a manner that it is received, no later than 4:30 p.m. on Wednesday, August 27, 1997. Defendant's reply to Plaintiffs' response shall be filed with the clerk, and served on Plaintiffs' counsel in such a manner that it is received, no later than 12:00 noon on Thursday, September 4, 1997.

         It is further ORDERED that a hearing will be held on Defendant's Application for Preliminary Injunction at 9:30 a.m. on Wednesday, September 10, 1997. At the hearing, Plaintiffs will be allowed a total of four (4) hours for argument, direct examination of their own witnesses, and cross examination of their opponent's witnesses. Similarly, Defendant will be allowed a total of four (4) hours for argument, direct examination of its own witnesses, and cross examination of its opponent's witnesses.

         In addition to normal distribution, the clerk of the Court is hereby DIRECTED to transmit a copy of this order to lead counsel of record via facsimile transmission as soon as possible this same day.

         SO ORDERED.

         SIGNED August 19, 1997.        /s/ TERRY R. MEANS
                                        --------------------------------------
                                        TERRY R. MEANS
                                        UNITED STATES DISTRICT JUDGE